                                   EXHIBIT 21
                           SUBSIDIARIES OF REGISTRANT

                                                                  State
                                                                   of
                  Company                                     Incorporation
                  -------                                     -------------
         PMC Investment Corporation                              Florida
         Western Financial Capital Corporation                   Florida
         First Western SBLC, Inc.                                Florida
         PMC Funding Corp.                                       Florida
         PMC Advisers, Ltd.                                      Texas
         PMC Capital Corp. 1996-A                                Texas
         PMC Asset Management, Inc.                              Texas
         PMC Trust 1996-A                                        Delaware
         PMC Capital Limited Partnership                         Delaware
         Asset Investments Series A, L.L.C.                      Delaware
         First Western Series 1994-1 L.L.C.                      Delaware
         FW 97 L.L.C.                                            Delaware
         PMC Capital, L.P. 1998-1                                Delaware
         PMC Capital Corp. 1998-1                                Delaware